UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange act of 1934

Date of report (Date of earliest event reported): June 15, 2012

FREEDOM ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	27-3218629 (I.R.S. Employer Identification No.)
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11372 United Way, Orlando, Florida 32824
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code
(407) 905-5000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company," or "the Corporation" refers to Freedom Environmental Services, Inc., unless the context requires otherwise.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 15, 2012, Reginald Berthiaume was appointed as a member of our Board of Directors and the Shareholders ratified this appointment by majority consent on that same date.

Effective June 15, 2012, Scott Levine was appointed as a member of our Board of Directors and the Shareholders ratified this appointment by majority consent on that same date.

Effective June 15, 2012, Michael Ciarlone was appointed as a member of our Board of Directors and the Shareholders ratified this appointment by majority consent on that same date.

Mr. Berthiaume biography is as follows:

Mr. Berthiaume went to the University of Central Florida, and studied economics and received his training as certified Financial Planner degree. Mr. Berthiaume has owned several businesses and has been an investment banker for 18 years, both in banking and independent industries. Mr. Berthiaume has raised over 100 million dollars for different private equity groups and has managed over 100 million in assets for different institutions and individuals. He has experience in international investing, banking, and doing business overseas for the last 20 years, specializing in Germany, Luxembourg, Ireland ,and throughout central and south America.

Dr. Levine biography is as follows:

Scott Levine is a medical doctor board certified in Internal Medicine & Anti-Aging and Regenerative medicine. He has maintained a private medical practice in Orlando for over 20 years. Dr. Scott Levine is also president of two different skin and nutrition companies located in Orlando, Florida. In addition to his medical training, Dr. Levine is a graduate of the Rollins College of Business Mini MBA program.

Mr. Ciarlone biography is as follows:

Michael Ciarlone graduated in 1989 with a bachelor’s degree in Business and Marketing form Widner University in Chester, PA. Prior to working for the Company as the Chief Operating Officer and Principal Accounting Officer, he has wastewater industry for 18 years. He has worked for Perna Wastewater Management from 1993-1996, EarthCare, A North Star Waste Company in Eagle, PA, from 1996-2005, Long and Foster Real Estate, Inc. from 1998-2007, B & P Environmental LLC from 2005-2007. He has worked in over ten states Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Maryland, and Washington, DC. Delaware, Virginia, Texas and Florida and most of his experience is on the non hazardous side of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant
Date: July 17, 2012

Freedom Environmental Services, Inc.

By: /s/ Michael S. Borish
Michael S. Borish
Chief Executive Officer, President, Secretary